Exhibit 99.2

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") between CONCURRENT COMPUTER CORPORATION, a Delaware corporation (the "Company"), and SPARTAN ADVISORS, INC. ("Consultant"), is entered into as of January 1, 2018 (the "Effective Date"). The signatories to this Agreement may be referred to collectively as "Parties" and individually as a "Party."

1.           Consulting Relationship.

(a)          Services. During the Consulting Term (as defined in Section 1b, below), Consultant agrees to provide certain advisory and consulting services (the "Services") to the Company as reasonably requested by the Company's Board of Directors (the "Board"), which services shall include identifying and presenting investment opportunities to the Company within the parameters provided by the Board from time to time. Consultant agrees to attend such meetings or calls with the Company representatives, members of the Board, the Company clients, the Company stockholders, analysts and the media as the Company may reasonably request for communication and application of his Services. Consultant shall use his best efforts to accommodate such requests for the provision of the Services, and shall devote his reasonable time and best efforts, skill and attention to the performance of the Services, including travel that is reasonably requested in the performance of such Services. Consultant shall coordinate the furnishing of the Services with representatives of the Company in order that such Services can be provided in such a way as to generally conform to the business schedules and performance standards of the Company, but the method of performance, place of performance, hours utilized in such performance, and other details of the manner of performance of Consultant's provision of the Services shall be within the sole control of Consultant.

(b)          Consulting Term. Unless earlier terminated as provided hereunder, the "Consulting Term" shall be the period between January 1, 2018 and December 31, 2018 (the "Expiration Date"); provided, however, that the Consulting Term shall be terminated prior to the Expiration Date upon any of the following:

(i)           Consultant's death or disability (as reasonably determined to exist by the Company);

(ii)         the termination of the Consulting Term by the Company without Cause;

(iii)        the termination of the Consulting Term by voluntary resignation of Consultant; or

(iv)        the termination of the Consulting Term by the Board for Cause.

Upon the termination of the Consulting Term pursuant to Sections 1(b)(i) or 1(b)(ii), the Company shall pay to Consultant or Consultant's estate or representative, as applicable, a lump sum cash payment equal to any remaining unpaid Consulting Payments (as defined in Section 1(c), below), no later than thirty (30) days following the end of the Consulting Term. Upon the termination of the Consulting Term pursuant to Section 1(b)(iii), the Company shall have no further obligations to Consultant pursuant to Section 1(c) below other than payment for those Services performed prior to the date that the Consulting Term terminated. In the event the Consulting Term is terminated by the Board for Cause, all compensation under Section 1 of this Agreement shall cease immediately. As used herein, "Cause" shall exist in the event that: (A) Consultant breaches any of his obligations or covenants under this Agreement; (B) Consultant has committed a willful serious act, such as embezzlement, against the Company intended to enrich himself at the expense of the Company or has been convicted of a felony involving moral turpitude; or (C) Consultant has (x) willfully and grossly neglected his duties hereunder or (y) intentionally failed to observe specific lawful directives or policies of the Board, which directives or policies were consistent with his positions, duties and responsibilities hereunder, and which failure had, or continuing failure will have, a material adverse effect on the Company.

(c)           Consulting Payments. During the Consulting Term, and provided that Consultant complies with each of the provisions contained in this Agreement, the Company will pay Consultant an aggregate of $85,000 payable in twelve (12) monthly installments beginning on the Effective Date through the Expiration Date (collectively, the "Consulting Payments").

(d)           Incentive Transaction Bonus. Consultant shall have the right to receive an incentive fee (the "Incentive Transaction Bonus") upon the consummation of any acquisition of an entity or business (the "Sourced Business") by the Company that Consultant sourced (as reasonably determined by the Board) and introduced to the Company during the Consulting Term and is consummated on or before the ninetieth (90th) day following the termination of the Consulting Term (the "Sourced Transaction"). The Incentive Transaction Bonus shall equal the sum of (i) 1% of the total consideration paid by the Company for the Sourced Business in the Sourced Transaction and (ii) 7.5% of the Net Asset Value of any subsequent sale of the Sourced Business by the Company that is consummated on or before the fifth (5th) anniversary of the closing of the Sourced Transaction. Each portion of the Incentive Transaction Bonus shall be paid in a lump sum cash payment no later than thirty (30) days following the consummation of the applicable transaction. As used in this Agreement, the term "Net Asset Value" means aggregate cash proceeds received by the Company upon divestiture less the sum of (i) acquisition costs and (ii) capital contributions that were made by the Company during its ownership. Additionally, Consultant shall be eligible for incentive compensation for transactions consummated by the Company other than a Sourced Transaction with respect to which Consultant provided Services in an amount to be determined in good faith by the Board.

(e)           Equity. As soon as reasonably practicable following the Effective Date, the Company will grant Consultant 7,500 restricted shares of Company common stock, subject to the terms and conditions set forth in the applicable award agreement.

(f)           Expenses. During the Consulting Term, Consultant will be entitled to receive reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company), in connection with his performing Services hereunder. Reimbursements shall be made in accordance with the Company's normal expense reimbursement policies and procedures (including timing), and such reimbursements will be made no later than the last day of Consultant's taxable year following the taxable year in which the expense was incurred.  The expenses reimbursed by Consultant during any taxable year of the Consultant will not affect the expenses paid by the Company in another taxable year. This right to reimbursement is not subject to liquidation or exchange for another benefit.

(g)           Withholding. Consultant acknowledges that he will receive an IRS Form 1099-MISC from the Company for the Consulting Payments and the Incentive Transaction Bonus. Consultant acknowledges and agrees that (i) the Company is not required to, and will not, withhold from payments or benefits to be made to Consultant under this Section 1 any sums for income tax, unemployment insurance, social security, or any other withholding, or make any contributions on Consultant's behalf for unemployment insurance or social security, (ii) Consultant is solely responsible for the timely payment of all income and other taxes with respect to the Services performed by Consultant hereunder, and (iii) Consultant shall be solely responsible for making all applicable tax filings and remittances with respect to amounts paid to Consultant pursuant to this Agreement and Consultant shall indemnify and hold harmless the Company for all claims, damages, costs and liabilities arising from any failure to do so.

2.           Trade Secrets and Other Confidential Information. Except as may be required in the performance of Consultant's duties with the Company, or as may be required by law, Consultant will not, during or after the Consulting Term, reveal to any person or entity or use any Confidential Information. For purposes of this Agreement, "Confidential Information" means trade secrets and other confidential information relating to the business of the Company, that has value to the Company and is not generally known to its competitors. Confidential Information includes, but is not limited to, lists of actual or prospective customers, details of customer contracts, current or anticipated customer requirements, pricing policies, price lists, business plans, licensing strategies, operational methods, marketing plans or strategies, product development techniques, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, research and development, financial information, information regarding recruitment and hiring activities, and personnel information. Confidential Information includes trade secrets (as defined under Georgia law) as well as information that does not rise to the level of a trade secret. However, Confidential Information does not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by Consultant without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Consultant understands that Consultant's obligations as set forth in this Section 2 are in addition to and not in lieu of any other obligations Consultant may have to protect Confidential Information (including, but not limited to, obligations arising under the Company's policies, ethical rules, and applicable law), and such obligations will continue for so long as the information in question continues to constitute Confidential Information. In the event Consultant is requested or required pursuant to any legal, governmental, or investigatory proceeding or process or otherwise to disclose any Confidential Information, Consultant agrees to promptly notify the Company in writing prior to disclosing any such Confidential Information (unless such notification would be prohibited by law) so that the Company may seek a protective order or other appropriate remedy. Consultant agrees to cooperate with the Company to preserve the confidentiality of such Confidential Information consistent with applicable law or court order and to use Consultant's best efforts to limit any such disclosure to the minimum disclosure necessary to comply with such law or court order. Notwithstanding the foregoing, Consultant is not prohibited from reporting possible violations of federal law or regulation to any government agency or entity or making other disclosures that are protected under whistleblower provisions of law and Consultant does not need prior authorization to make such reports or disclosures.

3.           Return of Company Property. Consultant agrees that any and all documents, disks, databases, notes, or memoranda prepared by Consultant or others and containing Confidential Information shall be and remain the sole and exclusive property of the Company, and that upon termination of the Consulting Term or prior request of the Company, Consultant will immediately deliver all of such documents, disks, databases, notes or memoranda, including all copies, to the Company at its main office. Further, Consultant agrees that all Company property, such as, but not limited to cell phone(s), personal computers, software, PDAs, etc., shall be and remain the sole and exclusive property of the Company, and that upon termination of the Consulting Term or prior request of the Company, Consultant will immediately return all such property to the Company.

4.           Non-disparagement. Consultant agrees not to make, publish or communicate to any person or entity or in any public forum (including social media) at any time any defamatory or disparaging remarks, comments, or statements concerning the Company or its officers, directors, employees, clients or services.

5.           Confidentiality. Except necessary to comply with Consultant's obligations under Section 7 below, Consultant shall not disclose any of the terms of this Agreement to any individual or entity except Consultant's attorneys and tax advisors. Such individuals will be considered Consultant’s agents and will also be bound by this Agreement to the extent permitted by law.

6.           Injunctive Relief. Consultant acknowledges that any breach of his obligations under Sections 2, 3, 4 and 5 of this Agreement would cause irreparable harm to the Company, the exact amount of which would be difficult to determine, and that the remedies at law for any such breach would be inadequate. Accordingly, Consultant agrees that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to specific performance and injunctive and other equitable relief, without posting bond or other security, to enforce or prevent any violation of such provisions. In any action for injunctive relief, the prevailing party will be entitled to collect reasonable attorneys' fees and other reasonable costs from the non-prevailing party.

7.           Notification to Subsequent Employer. Consultant agrees to notify any subsequent employer of the existence and terms of the provisions set forth in Sections 2 through 6 of this Agreement. In addition, Consultant authorizes the Company to provide a copy of such provisions to third parties, including but not limited to Consultant's subsequent, anticipated or possible future employers.

8.           Defend Trade Secrets Act. Consultant is hereby notified that under the Defend Trade Secrets Act: (a) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (b) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

9.           Notices. All notices, requests, demands, claims, consents and other communications which are required, permitted or otherwise delivered under this Agreement shall in every case be in writing and shall be deemed properly served if: (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (c) delivered by a recognized overnight courier service to the parties at the addresses set forth below:

To the Company:	Concurrent Computer Corporation 4375 River Green Parkway, Suite 100 Duluth, Georgia 30096 Attn: Chairman, Board of Directors

With a copy to:	Andrews Kurth Kenyon LLP 450 Lexington Avenue New York, NY 10017 Attn: Paul Silverstein and Anthony Eppert

To Consultant:	Consultant's address as on file with the Company.

or to such other address as shall be furnished in writing by either party to the other party; provided, that such notice or change in address shall be effective only when actually received by the other party. The date of service of any such notices or other communications shall be: (i) the date such notice is personally delivered, (ii) three business days after the date of mailing if sent by certified or registered mail, or (iii) one business day after the date of delivery to the overnight courier if sent by overnight courier.

10.         Arbitration. Any disputes or claims of any kind or nature, including as to arbitrability under this Agreement, between Consultant and the Company arising out of, related to, or in connection with any aspect of Consultant's engagement by the Company or its termination, including all claims arising out of this Agreement, and claims for alleged discrimination, harassment, or retaliation in violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or any other federal, state, or local law, shall be settled by final and binding arbitration in Fulton County, Georgia. Either party may file a written demand for arbitration with the American Arbitration Association pursuant to its National Rules for the Resolution of Employment Disputes. The arbitration shall be conducted by a single neutral arbitrator who is a member of the Bar of the State of Georgia, has been actively engaged in the practice of law for at least fifteen (15) years, and has substantial experience in connection with business transactions and interpretation of contracts. In considering the relevancy, materiality, discoverability, and admissibility of evidence, the arbitrator shall take into account, among other things, applicable principles of legal privilege, including the attorney-client privilege, the work product doctrine, and appropriate protection of the Company's confidential information. Upon the request of either party, the arbitrator's award shall be written and include findings of fact and conclusions of law. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction. Any arbitration of any claim by Consultant may not be joined or consolidated with any other arbitration(s) by or against the Company, including through class or collective arbitration. The prevailing party in any such arbitration, or in any action to enforce this Section or any arbitration award hereunder, shall be entitled to recover that party's attendant attorneys' fees and related expenses from the other party to the maximum extent permitted by law. The Company shall be responsible for payment of all mediation and arbitration filing and administrative fees, and all fees and expenses of the mediator or arbitrators, irrespective of the outcome, as to any federal statutory claims by Consultant or as may otherwise be required by law for this Agreement to be enforceable. Notwithstanding any other provision of this Agreement, the Company may seek temporary, preliminary, or permanent injunctive relief against the Consultant at any time without resorting to arbitration. The parties agree that this Agreement involves interstate commerce and that this arbitration provision is therefore subject to and governed by the Federal Arbitration Act.

11.         General Provisions.

(a)           No Admission of Liability. The Company and its agents expressly deny that they have any liability to Consultant, and this Agreement is not to be construed as an admission of any such liability. If this Agreement does not become effective, it shall be deemed negotiation for settlement purposes only and will not be admissible or usable for any purpose.

(b)           Entire Agreement; Modification. This Agreement sets forth the entire agreement between the parties regarding the subject matter of this Agreement, and supersedes and replaces any and all other agreements, written or oral, express or implied, between the parties concerning the same subject matter, with the exception of any prior restrictive covenants or invention assignment agreements between the Parties, which remain in effect. Except as expressly provided herein, this Agreement will supersede and render null and void any and all prior agreements between the Parties and their agents and personnel on the subject of this Agreement. No provision of this Agreement may be amended, changed, altered, or modified except by mutual written agreement of Consultant and a duly authorized representative of the Company.

(c)           Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

(d)           Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. In the event a court of competent jurisdiction determines that any restrictive covenant set forth in this Agreement is excessive in duration or scope or is otherwise unreasonable or unenforceable as drafted, it is the intent of the parties that such restriction be modified to render it enforceable to the maximum extent permitted by law.

(e)           Successors and Assigns. Consultant may not assign this Agreement or any part hereof, and any purported assignment by Consultant shall be null and void. This Agreement shall be assignable by the Company. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, assignees, heirs, distributees, devisees and legatees.

(f)           Survival. Upon termination of the Consulting Term for any reason, this Agreement shall terminate and the Company shall have no further obligation to Consultant; provided that the provisions set forth in Sections 2 through 11 shall remain in full force and effect after the termination of this Agreement for any reason.

(g)           Governing Law; Venue. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Georgia, irrespective of its choice of law rules. While it is the intention of the parties that Section 10 of this Agreement be fully enforced, to the extent any judicial action is required in aid of Section 10 of this Agreement or otherwise, any such action arising under or related to this Agreement or Consultant's engagement by the Company shall be filed exclusively in the state or federal courts with jurisdiction over Fulton County, Georgia, and the parties hereby consent to the jurisdiction and venue of such courts.

(h)           Construction. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. As used herein, the phrase "including" means "including, but not limited to" in each instance. "Or" is used in the inclusive sense of "and/or". The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

(i)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one document. This Agreement may be signed and delivered by fax transmission or email, which shall be effective as an original.

(j)           Section 409A. Payments pursuant to this Agreement are intended to be exempt from Section 409A of the Code and accompanying regulations and other binding guidance promulgated thereunder (collectively, "Section 409A"), and the provisions of this Agreement will be administered, interpreted and construed accordingly. Notwithstanding any other provision in this Agreement to the contrary, the Company shall have the right, in its sole discretion, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as it determines is necessary or appropriate for this Agreement to comply with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with or are exempt from Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Consultant on account of non-compliance with Section 409A.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) indicated below to be effective on the Effective Date.

SPARTAN ADVISORS, INC.:		CONCURRENT COMPUTER CORPORATION:

By:	/s/ Robert Pons	By:	/s/ Wayne Barr

Its:	President & CEO	Its:	Chairman

Date:	January 1, 2018	Date:	January 1, 2018

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